Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
631-730-2200

HAIN CELESTIAL REPORTS STRONG FOURTH QUARTER
AND FISCAL YEAR 2011 RESULTS
DRIVEN BY SOLID EXECUTION AND CONSUMER DEMAND
FOR NATURAL AND ORGANIC PRODUCTS

Sales in the Fourth Quarter Increased 31%
Diluted EPS Increased 75% in the Fourth Quarter
Full Year Sales Increased 23% and Diluted EPS Increased 78%

Improved Gross Profit and Operating Margin

Melville, NY, August 23, 2011—The Hain Celestial Group, Inc. (NASDAQ:  HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported its results for the fourth quarter and fiscal year ended June 30, 2011.

Performance Highlights

Fourth Quarter Fiscal Year 2011

▪	Net sales up 31% over the same period in fiscal year 2010
▪	GAAP net income up 92%; adjusted net income up 48%
▪	GAAP gross profit up 186 basis points; adjusted gross profit up 168 basis points
▪	GAAP operating margin up 373 basis points; adjusted operating margin up 153 basis points
▪	Diluted GAAP EPS of $0.28; diluted adjusted EPS of $0.35

Fiscal Year 2011

▪	Net sales up 23% over fiscal year 2010
▪	GAAP net income up 92%; adjusted net income up 43%
▪	GAAP gross profit up 89 basis points; adjusted gross profit up 91 basis points
▪	GAAP operating margin up 168 basis points; adjusted operating margin up 75 basis points
▪	Diluted GAAP EPS of $1.23; diluted adjusted EPS of $1.35

Fourth Quarter Fiscal Year 2011 Results

Net sales in the 2011 fourth quarter increased 31.1% to a record $292.0 million as compared to net sales of $222.8 million in the fourth quarter of fiscal year 2010. The Company’s growth momentum continued across its worldwide portfolio of brands in various classes of trade including natural, grocery, club, mass and dot-com channels coupled with contributions from strategic acquisitions.  The Company earned $12.8 million in net income as compared to $6.7 million in the fourth quarter of the prior year and reported diluted earnings per share of $0.28 as compared to $0.16 in the fourth quarter of the prior year.  Adjusted earnings per diluted share was $0.35 on adjusted net income of $15.7 million in the 2011 fourth quarter as compared to $0.25 per share on adjusted net income of $10.6 million in the prior year fourth quarter.  Adjusted net income and diluted earnings per share improved 48% and 40%, respectively, over the prior year fourth quarter.  The Company’s 2011 fourth quarter adjusted net income excludes acquisition related items, a discrete tax item and the impact of an impairment charge on properties related to discontinued operations at the Company’s unconsolidated Hain Pure Protein investment.

Gross profit in the fourth quarter improved 186 basis points to 27.9% of net sales, as compared to the prior year fourth quarter, on the strength of a favorable mix of product sales worldwide and productivity savings, which helped offset increased input costs.  In the 2011 fourth quarter, selling, general and administrative expenses were flat on a GAAP basis at 18.4% of net sales when compared to the prior year fourth quarter.  Operating margin was 9.5%, an improvement of 373 basis points on a GAAP basis and 153 basis points on an adjusted basis, as compared to the prior year fourth quarter.

“Our fourth quarter results complete a strong year across our business with solid top- and bottom-line performance by the Company,” said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial.  “Indications are that despite ongoing challenges in the economy, consumers continue to seek out healthful products from our natural and organic brands.”

Fiscal Year 2011 Results

For the 2011 fiscal year the Company reported record net sales of $1.13 billion, an increase of 23.2% from the prior year net sales of $917.3 million, reflecting growth across its worldwide portfolio including acquisitions.  The Company earned $55.0 million in net income as compared to $28.6 million in the prior year and reported earnings of $1.23 per diluted share as compared to earnings of $0.69 per diluted share in the prior year.  Adjusted earnings per diluted share were $1.35 on adjusted net income of $60.2 million for the year as compared to $1.01 earnings per diluted share on adjusted net income of $42.0 in the prior year.  On an adjusted basis, net income and diluted earnings improved 43% and 34%, respectively, over the prior year.

Gross profit in the fiscal year improved 89 basis points to 28.3% of net sales compared to 27.4% of net sales in the prior year.  The higher gross profit performance resulted from the favorable mix of product sales along with productivity savings, which partially offset increased input costs.  Operating margin was 9.4% on a GAAP basis this year, a 168 basis point improvement from 7.8% in the prior year.  Selling, general and administrative expenses were flat at 18.8% of net sales for the year.  On an adjusted basis, operating margin was 9.5% this year, a 75 basis point improvement from 8.8% in the prior year.

Balance Sheet Highlights

▪
The Company had working capital of $200.4 million at June 30, 2011 compared to $175.0 million at the prior year end, with the increase coming largely from working capital related to our acquisitions and investments to support growth.

▪	At June 30, 2011 the Company’s debt was $230.2 million or 26.6% of equity compared to $225.0 million or 29.4% of equity at the prior year end.
▪	During fiscal year 2011 the Company used $62 million in cash to finance acquisitions while repaying $58 million of borrowings with cash flows.
▪	Shareholders’ equity was $866.7 million at June 30, 2011 compared to $765.7 million at June 30, 2010.
▪	Cash conversion improved by 10 days to 78 days with receivables improving by two days, inventories by 13 days and payables liquidating more quickly by five days.
▪	Operating free cash flow for fiscal year 2011 was $47.2 million.

Fiscal Year 2011 Highlights

The Company highlighted several of its accomplishments during fiscal year 2011:

▪	Delivered in excess of 20% growth in net sales and in excess of 40% growth in adjusted net income.
▪	Drove consumption increases across all channels of distribution.
▪	Acquired The Greek Gods® yogurt brand in the United States, and in Europe acquired Danival® branded organic sweet and salted grocery products and GG UniqueFiber™ branded natural grain products.
▪	Integrated acquisitions of Sensible Portions® snacks in the United States and Churchill Food Products in the United Kingdom.
▪	Generated net sales of over $30 million from innovative new products including product extensions from The Greek Gods® and Sensible Portions® brands.
▪	Delivered productivity savings in excess of $17 million.
▪	Expanded our product offerings through our Hutchison Hain Organic joint venture in Asia, and introduced the Earth’s Best® and Zhi Ling Tong co-branded infant formula in China.

“We have focused on our core business and successfully integrated strategic acquisitions as part of our targeted execution and long-term strategy for sustainable growth.  We plan to build upon these accomplishments in the future with the support of our customers, consumers, employees and shareholders,” concluded Irwin Simon.

Fiscal Year 2012 Company Estimates

The Company provided the following estimates for its fiscal year 2012:

▪	Total net sales growth range of 9.0% to 11.0% or $1.23 billion to $1.26 billion in sales.
▪	Earnings growth range of 11% to 19% or $1.50 to $1.60 per diluted share.

Guidance is provided on a non-GAAP basis and therefore excludes acquisition and integration expenses that may be incurred during the Company’s fiscal year 2012, which the Company will continue to identify when it reports its financial results.  Historically, the Company’s sales and earnings are strongest in its second and third quarters.

Webcast

Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its fourth quarter and fiscal year 2011 results.  The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group, Inc.

The Hain Celestial Group, Inc. (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Westbrae®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Rosetto®, Ethnic Gourmet®, Casbah®, Yves Veggie Cuisine®, Linda McCartney®, Daily Bread™, Lima®, Danival®, GG UniqueFiber™, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies®, Earth’s Best TenderCare® and Martha Stewart Clean™.  Hain Celestial has been providing “A Healthy Way of Life™” since 1993.  For more information, visit www.hain-celestial.com.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, which are also referred to as “adjusted.” The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Consolidated Statements of Income with Adjustments” for the three months and years ended June 30, 2011 and 2010. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations.  These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.  In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.  They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

Operating Free Cash Flow is a non-GAAP financial measure.  The Company defines Operating Free Cash Flow as cash provided from or used in operating activities less capital expenditures. We view operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.  For the fiscal year ended June 30, 2011, cash provided by operating activities was $58.7 million and capital expenditures were $11.5 million for a net total of $47.2 million.

Safe Harbor Statement

This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended.  Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements.  These forward-looking statements include the Company’s expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share in fiscal year 2012; (ii) consumer demand for healthful products from the Company’s brands; and (iii) the Company’s ability to continue to integrate strategic acquisitions as part of its targeted execution and long-term strategy for sustainable growth.  These risks include but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2012 given the economic environment in the U.S. and other markets that it sell products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers’ product preferences, and the Company’s business, financial condition and results of operations; the Company’s expectations for its business for fiscal year 2012 and its positioning for the future; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company’s valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy, including its strategy for improving results in the United Kingdom; the ability of the Company’s joint ventures, including Hain Pure Protein Corporation, to successfully implement their business plans; the Company’s ability to realize sustainable growth generally and from investment in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; the availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing contracts and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer  and consumer demand, preferences and consumption; international sales and operations; changes in fuel and commodity costs; the effects on the Company’s results of operations from adverse impacts of foreign exchange; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the Company’s reliance on its information technology systems; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2010.  As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	June 30,
	2011	2010
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$27,517	$17,266
Trade receivables, net	143,348	114,215
Inventories	171,098	157,012
Deferred income taxes	13,993	10,738
Other current assets	15,110	14,586
Total current assets	371,066	313,817

Property, plant and equipment, net	110,423	106,985
Goodwill, net	568,374	516,455
Trademarks and other intangible assets, net	220,429	198,129
Investments and joint ventures	50,557	52,273
Other assets	12,655	10,428
Total assets	$1,333,504	$1,198,087

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$167,078	$129,282
Income taxes payable	2,974	9,530
Current portion of long-term debt	633	38
Total current liabilities	170,685	138,850

Deferred income taxes	52,915	38,283
Other noncurrent liabilities	13,661	30,227
Long-term debt, less current portion	229,540	225,004
Total liabilities	466,801	432,364

Stockholders' equity:
Common stock	451	437
Additional paid-in capital	582,972	548,782
Retained earnings	295,886	240,904
Treasury stock	(19,750)	(17,529)
Accumulated other comprehensive income	7,144	(6,871)
Total stockholders' equity	866,703	765,723

Total liabilities and stockholders' equity	$1,333,504	$1,198,087

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Years Ended June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Net sales	$292,032	$222,788	$1,130,257	$917,337
Cost of sales	210,606	164,813	810,773	666,152
Gross profit	81,426	57,975	319,484	251,185

Selling, general and administrative expenses	53,730	40,839	212,544	172,746
Acquisition related expenses including integration and restructuring charges	34	4,357	203	7,293

Operating income	27,662	12,779	106,737	71,146

Interest expense and other expenses, net	3,464	3,212	12,299	11,793
Income before income taxes and equity in earnings of equity-method investees	24,198	9,567	94,438	59,353
Income tax provision	8,707	2,922	37,308	28,995
After-tax (income) loss of equity-method investees	2,643	(46)	2,148	1,739

Net income	$12,848	$6,691	$54,982	$28,619

Basic net income per share	$0.29	$0.16	$1.27	$0.70

Diluted net income per share	$0.28	$0.16	$1.23	$0.69

Weighted average common shares outstanding:
Basic	43,705	41,246	43,165	40,890
Diluted	45,184	42,163	44,537	41,514

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2011 GAAP	Adjustments	2011 Adjusted	2010 Adjusted (1)
	(Unaudited)
Net sales	$292,032	-	$292,032	$222,788
Cost of Sales	210,606	-	210,606	164,412
Gross profit	81,426	-	81,426	58,376

Selling, general and administrative expenses	53,730	-	53,730	40,673
Acquisition related expenses including integration and restructuring charges	34	$(34)	-	-

Operating income	27,662	34	27,696	17,703

Interest and other expenses, net	3,464	(313)	3,151	3,212
Income before income taxes and equity in earnings of equity-method investees	24,198	347	24,545	14,491
Income tax provision	8,707	1,042	9,749	4,543
After-tax (income) loss of equity-method investees	2,643	(3,529)	(886)	(643)
Net income	$12,848	$2,834	$15,682	$10,591

Basic net income per share	$0.29	$0.07	$0.36	$0.26

Diluted net income per share	$0.28	$0.07	$0.35	$0.25

Weighted average common shares outstanding:
Basic	43,705		43,705	41,246
Diluted	45,184		45,184	42,163

	FY 2011		FY 2010 (1)
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)

Other items	-	-	$401	$140

Cost of sales	-	-	401	140

Litigation settlements	-	-	166	63

Selling, general and administrative expenses	-	-	166	63

Acquisition related expenses	$524	$188	3,553	1,043

Contingent consideration (income)	(490)	33	-	-

Severance and other reorganization costs	-	-	804	-

Acquisition related expenses and restructuring charges	34	221	4,357	1,043

Accretion on acquisition related contingent consideration	313	(179)	-	-

Interest and other expenses, net	313	(179)	-	-

Net loss from HPP discontinued operation	3,529	-	597	-

After-tax (income) loss of equity-method investees	3,529	-	597	-

Discrete fourth quarter income tax adjustments	-	1,000	-	375

Total adjustments	$3,876	$1,042	$5,521	$1,621

Note:
(1)
The fiscal year 2010 non-GAAP presentation reflects (i) the cessation in the third quarter of recording tax benefits for the United Kingdom losses and (ii) the treatment by HPP of Kosher Valley as a discontinued operation beginning in the fourth quarter as applied to the first three quarters.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Years Ended June 30,
	2011 GAAP	Adjustments	2011 Adjusted	2010 Adjusted (1)
	(Unaudited)
Net sales	$1,130,257	-	$1,130,257	$917,337
Cost of Sales	810,773	$(794)	809,979	665,751
Gross profit	319,484	794	320,278	251,586

Selling, general and administrative expenses	212,544	-	212,544	171,057
Acquisition related expenses including integration and restructuring charges	203	(203)	-	-

Operating income	106,737	997	107,734	80,529

Interest and other expenses, net	12,299	(1,687)	10,612	10,583
Income before income taxes and equity in earnings of equity-method investees	94,438	2,684	97,122	69,946
Income tax provision	37,308	1,292	38,600	28,465
After-tax (income) loss of equity-method investees	2,148	(3,851)	(1,703)	(502)
Net income	$54,982	$5,243	$60,225	$41,983

Basic net income per share	$1.27	$0.13	$1.40	$1.03

Diluted net income per share	$1.23	$0.12	$1.35	$1.01

Weighted average common shares outstanding:
Basic	43,165		43,165	40,890
Diluted	44,537		44,537	41,514

	FY 2011		FY 2010 (1)
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$590	-	-	-

Other items	204	$69	$401	$140

Cost of sales	794	69	401	140

Litigation settlements	-	-	1,689	638

Selling, general and administrative expenses	-	-	1,689	638

Acquisition related expenses	3,548	1,227	3,553	1,043

Contingent consideration (income)	(4,177)	(1,331)	-	-

Severance and other reorganization costs	832	21	3,740	-

Acquisition related expenses and restructuring charges	203	(83)	7,293	1,043

Accretion on acquisition related contingent consideration	1,687	306	-	-

Unrealized loss on investment	-	-	1,210	450

Interest and other expenses, net	1,687	306	1,210	450

Net loss from HPP discontinued operation	3,851	-	2,241	-

After-tax (income) loss of equity-method investees	3,851	-	2,241	-

Valuation allowance recorded on UK deferred tax assets	-	-	-	(2,801)

Discrete fourth quarter income tax adjustment	-	1,000	-	-

Income tax provision	-	1,000	-	(2,801)

Total adjustments	$6,535	$1,292	$12,834	$(530)

Note:
(1)
The fiscal year 2010 non-GAAP presentation reflects (i) the cessation in the third quarter of recording tax benefits for the United Kingdom losses as applied to the prior two quarters and (ii) the treatment by HPP of Kosher Valley as a discontinued operation beginning in the fourth quarter as applied to the first three quarters.